SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) October 19, 1998


         CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
            (Exact name of registrant as specified in its charter)


         Louisiana                    0-21192               72-0721367
(State or other jurisdiction   (Commission File Number)    (IRS Employer
       of incorporation)                                Identification No.)

109 Northpark Blvd., Covington, Louisiana                  70433
(Address of principal executive offices)                 (Zip Code)



                              (504) 867-5000
             (Registrant's telephone number, including area code)


                                    N/A
        (Former name or former address, if changed since last report.)

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) Effective October 19, 1998, PricewaterhouseCoopers LLP ("PwC") resigned as principal accountants of Campo Electronics, Appliances and Computers, Inc. (the "Registrant") due to Campo's pursuit of strategic alternatives including the sale of the Company.

     (b) PwC's reports on the Registrant's consolidated financial statements for the two fiscal years ended August 31, 1996 and 1997, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle except that PwC's report on the Registrant's consolidated financial statements for the fiscal year ended August 31, 1997 included an explanatory paragraph regarding the Registrant's ability to continue as a going concern.

     (c)  During the  Registrant's  two  fiscal years ended August 31, 1997 and the subsequent interim period preceding the decision of PwC to resign as independent accountants, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

     (d) The Registrant has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from PwC dated October 23, 1998 is filed as Exhibit 16 to this Form 8-K.

ITEM 5.   OTHER EVENTS

     October 21, 1998, the Registrant filed the press release attached hereto as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Exhibits.

          16   Letter  from  PricewaterhouseCoopers LLP  pursuant  to  Item
               304(a)(3) Regulation S-K.
          99   Press release issued by the Registrant on October 21, 1998.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CAMPO ELECTRONICS, APPLIANCES  AND COMPUTERS,
                              INC.



                              By:          /S/ DAVID GREGO
                                             David Grego
                                       Chief Financial Officer

Dated: October 23, 1998